Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

DaVita HealthCare Partners Inc.:

We consent to the incorporation by reference in the registration statements on Forms S-8 (No. 333-213119, No. 333-190434, No. 333-169467, No. 333-158220, No. 333-144097, No. 333-86550, and No. 333-30736), on Form S-4 (No. 333-182572), and on Forms S-3 (333-203394, No. 333-196630, No. 333-183285, and No. 333-169690) of DaVita Inc. of our reports dated February 24, 2017, with respect to the consolidated balance sheets of DaVita Inc. as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2016, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of DaVita Inc.

/s/ KPMG LLP

Seattle, Washington

February 24, 2017